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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): May 25, 1999 (May 20, 1999)

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                           THERAPEUTIC ANTIBODIES INC.
             (Exact name of registrant as specified in its charter)

            Delaware                         0-25978               62-1212485
(State or other jurisdiction of     (Commission File Number)     (IRS Employer
         incorporation)                                          Identification
                                                                      Number)

         1207 17th Avenue South
         Suite 103
         Nashville, Tennessee                                  37212
         (Address of principal executive offices)              (Zip Code)

                                 (615) 327-1027
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On May 20, 1999, Therapeutic Antibodies Inc. (the "Company") announced that it has entered into an Agreement and Plan of Merger, dated as of May 20, 1999 (the "Merger Agreement"), with Proteus International, plc, a public company incorporated under the laws of England and Wales ("Proteus"). Pursuant to and subject to the terms and conditions of the Merger Agreement, the Company will merge with and into PI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Proteus (the "Merger"), with PI Merger Sub, Inc. remaining a wholly-owned subsidiary of Proteus. At the effective time of the Merger, Company shareholders will receive 1.163 Proteus ordinary shares for each share of Company common stock.

         The Board of Directors of the combined company will be comprised of the existing members of the Company's and Proteus' boards plus James Christie, an officer of the Company. Stuart M. Wallis, the Company's Chairman, and Andrew J. Heath, the Company's Chief Executive Officer, will serve as non-executive chairman and Chief Executive Officer, respectively, of the combined company. David Gration, Chairman of Proteus, will serve as non-executive Deputy Chairman of the combined company.

         The Merger is subject to approval by the shareholders of both the Company and Proteus and certain other conditions as described in the Merger Agreement. The Company anticipates that the Merger will become effective as soon as practicable following approval by the shareholders of both companies and satisfaction of all other closing conditions.

         Contingent on closing of the Merger, Proteus has obtained commitments for the placing of 23,325,000 Proteus ordinary shares for aggregate proceeds to the combined company of U.K. (pound) 7.0 million (the "Financing"). The Financing is expected to close immediately following the closing of the Merger. The Company and Proteus have received the opinion of PricewaterhouseCoopers that proceeds of the Financing, together with revenues from anticipated product sales, should be sufficient to fund the combined company's operations through the year 2000.

         To provide working capital until the closing of the Merger, the Company has obtained a short-term secured bridge facility from Barclays Bank Plc ("Barclays") in the amount of U.K. (pound) 3.0 million (U.S. $4.89 million) (the "Bridge Facility"). The Bridge Facility is to be repaid in full on September 20, 1999, or at such earlier time as Barclays may demand, and bears interest at a rate of 2.0% per annum over Barclays' base rate (currently 5.25%). The Bridge Facility is secured by the guarantee of the Company's Therapeutic Antibodies UK Ltd. subsidiary and a charge over the Company's manufacturing facility in Wales. It is anticipated that the Bridge Facility will be repaid in full from the proceeds of the Financing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         20.1 Copy of joint press release, dated May 20, 1999, relating to the Merger and the Financing.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THERAPEUTIC ANTIBODIES INC.


                                         By:  /s/ Andrew J. Heath
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                                              Andrew J. Heath, M.D., Ph.D.
                                              Chief Executive Officer

Dated:  May 25, 1999






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